Press Release

Exhibit 99.1

Company Contact:

Michael J. Fitzpatrick
Chief Financial Officer
OceanFirst Financial Corp.
Tel: (732) 240-4500, ext. 7506
Fax: (732) 349-5070
Email: Mfitzpatrick@oceanfirst.com

FOR IMMEDIATE RELEASE

OCEANFIRST FINANCIAL CORP.
ANNOUNCES SECOND QUARTER
FINANCIAL RESULTS

TOMS RIVER, NEW JERSEY, July 27, 2017…OceanFirst Financial Corp. (NASDAQ:"OCFC"), (the "Company"), the holding company for OceanFirst Bank (the "Bank"), today announced that diluted earnings per share were $0.23 for the three months ended June 30, 2017, as compared to $0.16 for the corresponding prior year period. For the six months ended June 30, 2017, diluted earnings per share were $0.59, as compared to $0.39 for the prior corresponding year period.
The results of operations for the three and six months ended June 30, 2017 include merger related expenses and branch consolidation expenses and for the six months ended June 30, 2017 also include the acceleration of stock award expense from a director retirement. These items decreased net income, net of tax benefit, for the three and six months ended June 30, 2017, by $5.6 million and $6.7 million, respectively. Excluding these items, core earnings for the three and six months ended June 30, 2017 were $13.3 million, or $0.40 per diluted share, and $26.4 million, or $0.80 per diluted share, respectively. (Please refer to the Non-GAAP Reconciliation table at the end of this document for details on the earnings impact of merger related expenses, branch consolidation expenses, certain other incurred expenses and quantification of core earnings).

Highlights for the quarter are described below:

•
Total loans grew $47.5 million, including $26.6 million in consumer loan growth and $20.9 million in commercial loan growth, while asset quality improved as non-performing loans decreased $5.4 million, or 25.0%, to $16.3 million, and non-performing loans as a percentage of total loans decreased to 0.42%, as compared to 0.56% in the prior linked quarter.

•	The Company maintained a loan to deposit ratio of 92.6% while cost of deposits increased one basis point from the prior linked quarter to 0.28%.

•	The Company successfully completed the consolidation of 15 branches throughout central and southern New Jersey, with total expected annualized cost savings of $6.1 million.
Chairman and Chief Executive Officer, Christopher D. Maher, commented on the Company’s results, “We are pleased with the accelerated loan growth achieved this quarter and to have completed the full integration of Ocean City Home Bank which will result in material expense reductions in the coming quarters. The systems integration of Ocean City Home Bank in May and the additional branch rationalization completed in July resulted in the consolidation of 15 branches.” Mr. Maher added, “On June 30, 2017, we announced our plans to acquire Sun Bancorp, Inc. ("Sun"). The Sun transaction provides a wonderful opportunity to enhance the OceanFirst franchise and continue our strategic growth plans. It is subject to regulatory and stockholder approvals which are not expected until the first quarter of 2018. As part of the transaction we are considering making application to convert to a bank holding company which would operate OceanFirst as a national bank.”
The Company also announced that the Company's Board of Directors declared its eighty-second consecutive quarterly cash dividend on common stock. The dividend for the quarter ended June 30, 2017 of $0.15 per share will be paid on August 18, 2017 to stockholders of record on August 7, 2017.
The Company continues to focus on actively managing expense levels. Expense reductions associated with the successful systems integration of Ocean Shore Holding Company ("Ocean Shore") in the second quarter of 2017 will be fully realized in the third quarter of 2017. The Company also expects to realize significant cost savings from branch consolidations, which is expected to provide a total of $6.1 million in annual cost savings. The Company intends to deploy a portion of the savings by further investing in commercial banking and electronic delivery channels while meeting the efficiency targets established in connection with the recent acquisitions. The Company expects to recognize additional branch consolidation expense of $2.1 million in the third quarter of 2017 relating to branch closures in early July.
Results of Operations
On May 2, 2016, the Company completed its acquisition of Cape and its results of operations are included in the consolidated results for the three and six months ended June 30, 2017, but are excluded from the results of operations for the period from January 1, 2016 to May 1, 2016.
On November 30, 2016, the Company completed its acquisition of Ocean Shore and its results of operations are included in the consolidated results for the three and six months ended June 30, 2017, but are excluded from the results of operations for the three and six months ended June 30, 2016.
Net income for the quarter ended June 30, 2017, was $7.7 million, or $0.23 per diluted share, as compared to $3.7 million, or $0.16 per diluted share, for the corresponding prior year period. Net income for the six months ended June 30, 2017 was $19.7 million, or $0.59 per diluted share, as compared to net income of $7.9 million, or $0.39 per diluted share, for the corresponding prior year period. Net income for the three and six months ended June 30, 2017, includes merger related and branch consolidation expenses and for the six months ended June 30, 2017, also includes the acceleration of stock award expense from a director retirement. These items decreased net income, net of tax benefit, for the three and six months ended June 30, 2017, by $5.6 million and $6.7 million, respectively. Net income for the three and six months ended June 30, 2016 includes merger related expenses of $7.2 million and $8.6 million, respectively, a Federal Home Loan Bank prepayment fee of $136,000 and a loss on the sale of investment securities available-for-sale of $12,000. Excluding these items, net income for the three and six months ended June 30, 2017 increased over the prior year periods primarily due to the acquisitions of Cape and Ocean Shore ("Acquisition Transactions"). In addition, in the first quarter of 2017 the Company adopted

Accounting Standards Update ("ASU") 2016-09 "Compensation - Stock Compensation" which resulted in decreases in income tax expense for the three and six months ended June 30, 2017, of $172,000 and $1.5 million, respectively.
Net interest income for the three and six months ended June 30, 2017 increased to $42.2 million and $83.7 million, respectively, as compared to $30.0 million and $50.6 million, respectively, for the same prior year periods, reflecting an increase in interest-earning assets. Average interest-earning assets increased $1.357 billion and $1.805 billion, respectively, for the three and six months ended June 30, 2017, as compared to the same prior year periods. The averages for the three and six months ended June 30, 2017, were favorably impacted by the interest-earning assets acquired in the Acquisition Transactions. The net interest margin remained stable at 3.57% for both the three months ended June 30, 2017 and 2016, and increased to 3.56% for the six months ended June 30, 2017, from 3.47% for the same prior year period. The yields on average interest-earning assets increased to 3.97% and 3.96%, respectively, for the three and six months ended June 30, 2017, from 3.94% and 3.86%, respectively, for the same prior year periods. The yields on average interest-earning assets for the three and six months ended June 30, 2017 benefited from an increase in the accretion of purchase accounting adjustments of $632,000 and $2.6 million, respectively, and the generally higher interest rate environment. For both the three and six months ended June 30, 2017, the cost of average interest-bearing liabilities increased to 0.49%, from 0.47% and 0.48%, respectively, in the corresponding prior year periods. The total cost of deposits (including non-interest bearing deposits) was 0.28% and 0.27%, respectively, for the three and six months ended June 30, 2017, as compared to 0.25% for both the three and six months ending June 30, 2016.
Net interest income for the three months ended June 30, 2017 increased $691,000, as compared to the prior linked quarter, as average interest-earning assets increased $12.9 million and the yield on average interest-earning assets increased to 3.97% for the three months ended June 30, 2017, from 3.95% for the prior linked quarter. The net interest margin increased to 3.57% for the three months ended June 30,

2017, from 3.56% for the prior linked quarter. The cost of average interest-bearing liabilities increased to 0.49% for the three months ended June 30, 2017 from 0.48% for the prior linked quarter.
For the three and six months ended June 30, 2017, the provision for loan losses was $1.2 million and $1.9 million, respectively, as compared to $662,000 and $1.2 million, respectively, for the corresponding prior year periods and $700,000 in the prior linked quarter. Net loan charge-offs were $759,000 and $491,000, respectively, for the three and six months ended June 30, 2017, as compared to net loan charge-offs of $198,000 and $1.3 million, respectively, in the corresponding prior year periods, and a $268,000 net loan recovery in the prior linked quarter. Non-performing loans totaled $16.3 million at June 30, 2017, as compared to $21.7 million at March 31, 2017, and $15.3 million at June 30, 2016. The decrease in non-performing loans from the prior quarter was primarily due to the sale of non-performing residential loans totaling $3.9 million and the payoff of two non-performing commercial loans totaling $1.7 million.
For the three and six months ended June 30, 2017, other income increased to $7.0 million and $13.0 million, respectively, as compared to $4.9 million and $8.3 million, respectively, in the same prior year periods. The increases were primarily due to the impact of the Acquisition Transactions, which added $1.7 million and $3.8 million, respectively, to other income for the three and six months ended June 30, 2017, as compared to the same prior year periods. Excluding the Acquisition Transactions, the remaining increase in other income was primarily related to higher deposit related fees of $389,000 and $902,000, respectively, for the three and six months ended June 30, 2017, as compared to the same prior year periods.
For the three months ended June 30, 2017, other income increased $978,000, as compared to the prior linked quarter. The increase in other income over the prior linked quarter was primarily due to the net gain from OREO operations for the quarter ended June 30, 2017 of $105,000, as compared to a net loss from OREO operations in the prior linked quarter of $733,000.
Operating expenses increased to $37.1 million and $68.1 million, respectively, for the three and six months ended June 30, 2017, as compared to $28.6 million and $45.4 million, respectively, in the same prior year periods. Operating expenses for the three and six months ended June 30, 2017 included $8.6 million and $10.1 million, respectively, of merger related and branch consolidation expenses, as compared to $7.2 million and $8.6 million, respectively, in the prior year periods. Excluding the impact of merger and branch consolidation expenses, the increase in operating expenses over the prior year was primarily due to the operations of the Cape and Ocean Shore, which added $5.9 million and $17.3 million for the three and six months ended June 30, 2017, respectively. For the three months ended June 30, 2017, excluding the Acquisition Transaction expenses, there were increases in salary compensation, equipment expense and professional fees. For the six months ended June 30, 2017, excluding the Acquisition Transaction expenses, there were increases in salary compensation, stock plan expense, equipment expense and professional fees.
For the three months ended June 30, 2017, operating expenses, excluding merger and branch consolidation expenses, decreased $1.0 million, as compared to the prior linked quarter, primarily due to reduced compensation and employee benefits expense.
The provision for income taxes was $3.2 million and $7.0 million, respectively, for the three and six months ended June 30, 2017, as compared to $1.9 million and $4.4 million, respectively, for the same prior year periods. The effective tax rate was 29.2% and 26.1%, respectively, for the three and six months ended June 30, 2017, as compared to 34.5% and 35.8%, respectively, for the same prior year periods. The lower effective tax rate for the three and six months ended June 30, 2017 resulted from the adoption of ASU 2016-09 "Compensation - Stock Compensation," which decreased income tax expense by $172,000 and $1.5 million, respectively. Excluding the impact of ASU 2016-09, the effective tax rate would have been 30.8% and 31.9% for the three and six months ended June 30, 2017, respectively. Under the ASU, the tax benefits of exercised stock options and vested stock awards are recognized as a benefit to income tax expense in the reporting period in which they occur. The tax benefit relating to the Company's stock plans was $62,000 for the year ended December 31, 2016, which was recorded directly into stockholders equity. The elevated tax benefit for the three and six months ended June 30, 2017 was related to the exercise of options assumed in the acquisitions of Cape and Ocean Shore and the increase in the Company's stock price.
Financial Condition
Total assets increased by $35.1 million to $5.202 billion at June 30, 2017, from $5.167 billion at December 31, 2016. Cash and due from banks decreased by $193.7 million, to $107.7 million at June 30, 2017, from $301.4 million at December 31, 2016, as these funds were deployed into higher-yielding securities which increased $171.8 million. Loans receivable, net, increased by $65.4 million, to $3.869 billion at June 30, 2017 from $3.803 billion at December 31, 2016. Premises and equipment decreased $11.9 million at June 30, 2017, as compared to December 31, 2016, due to the consolidation of 15 branches, of which 5 were closed in early July. The premises and equipment at these locations were written down to their net realizable value and the remaining balance of $5.8 million was reclassified to assets held for sale.
Deposits decreased by $10.8 million, to $4.177 billion at June 30, 2017, from $4.188 billion at December 31, 2016. The loan-to-deposit ratio at June 30, 2017 was 92.6%, as compared to 90.8% at December 31, 2016.
Stockholders' equity increased to $587.3 million at June 30, 2017, as compared to $572.0 million at December 31, 2016. At June 30, 2017, there were 1.8 million shares available for repurchase under the Company's stock repurchase programs. In the six months ended June 30, 2017, the Company did not repurchase any shares under these repurchase programs. Tangible stockholders' equity per common share increased to $13.19 at June 30, 2017, as compared to $12.95 at December 31, 2016.
Asset Quality
The Company's non-performing loans increased to $16.3 million at June 30, 2017, as compared to $13.6 million at December 31, 2016. The increase was primarily due to a single commercial real estate relationship with a balance of $4.2 million, which was partly offset by the payoff of two non-performing loans totaling $1.7 million. An increase in non-performing residential mortgage loans in the first quarter of 2017 was largely offset by the bulk sale of non-performing residential loans in the second quarter of 2017. Non-performing loans do not include $5.0 million of purchased credit-impaired ("PCI") loans acquired in the Acquisition Transactions. The Company's OREO totaled $8.9 million at June 30, 2017, as compared to $9.8 million at December 31, 2016. At June 30, 2017, the Company's allowance for loan losses was 0.42% of total loans, an increase from 0.40% at December 31, 2016. These ratios exclude existing fair value credit marks of $21.8 million at June 30, 2017 on the Ocean Shore, Cape and Colonial American Bank loans. These loans were acquired at fair value with no related allowance for loan losses. The allowance for loan losses as a percent of total non-performing loans was 101.82% at June 30, 2017 as compared to 111.92% at December 31, 2016.
Explanation of Non-GAAP Financial Measures
Reported amounts are presented in accordance with generally accepted accounting principles in the United States ("GAAP"). The Company's management believes that the supplemental non-GAAP information, which consists of reported net income excluding merger related expenses, branch consolidation expenses, accelerated stock award expense relating to a director retirement, loss on sale of investment securities available for sale and FHLB prepayment fee, which can vary from period to period, provides a better comparison of period to period operating performance. Additionally, the Company believes this information is utilized by regulators and market analysts to evaluate a company's financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Please refer to Non-GAAP Reconciliation table at the end of this document for details on the earnings impact of these items.
Conference Call
As previously announced, the Company will host an earnings conference call on Friday,

July 28, 2017 at 11 a.m. Eastern time. The direct dial number for the call is (888) 338-7143. For those unable to participate in the conference call, a replay will be available. To access the replay, dial (877) 344-7529, Replay Conference Number 10109403 from one hour after the end of the call until October 28, 2017. The conference call, as well as the replay, are also available (listen-only) by internet webcast at www.oceanfirst.com in the Investor Relations section.
* * *
OceanFirst Financial Corp.’s subsidiary, OceanFirst Bank, founded in 1902, is a $5.2 billion community bank with branches located throughout central and southern New Jersey.  OceanFirst Bank delivers commercial and residential financing solutions, wealth management and deposit services and is one of the largest and oldest community-based financial institutions headquartered in New Jersey.
OceanFirst Financial Corp.'s press releases are available by visiting us at www.oceanfirst.com.

Forward-Looking Statements

In addition to historical information, this news release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 which are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," "will," "should," "may," "view," "opportunity," "potential," or similar expressions or expressions of confidence. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to: changes in interest rates, general economic conditions, levels of unemployment in the Bank’s lending area, real estate market values in the Bank’s lending area, future natural disasters and increases to flood insurance premiums, the level of prepayments on loans and mortgage-backed securities, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company's market area, accounting principles and guidelines and the Bank's ability to successfully integrate acquired operations. These risks and uncertainties are further discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and subsequent securities filings and should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

OceanFirst Financial Corp.
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands, except per share amounts)

	June 30, 2017	March 31, 2017	December 31, 2016	June 30, 2016
	(Unaudited)	(Unaudited)		(Unaudited)
Assets
Cash and due from banks	$107,660	$175,252	$301,373	$66,222
Securities available-for-sale, at estimated fair value	62,154	47,104	12,224	12,509
Securities held-to-maturity, net (estimated fair value of $724,250 at June 30, 2017, $695,564 at March 31, 2017, $598,119 at December 31, 2016, and $520,971 at June 30, 2016)	720,511	695,918	598,691	513,721
Federal Home Loan Bank of New York stock, at cost	20,358	19,253	19,313	21,128
Loans receivable, net	3,868,805	3,825,600	3,803,443	3,130,046
Loans held-for-sale	168	283	1,551	5,310
Interest and dividends receivable	13,036	12,258	11,989	10,143
Other real estate owned	8,898	8,774	9,803	9,791
Premises and equipment, net	59,509	70,806	71,385	49,392
Servicing asset	181	203	228	664
Bank Owned Life Insurance	133,572	132,789	132,172	105,929
Deferred tax asset	29,804	33,652	38,787	37,052
Assets held for sale	6,114	360	360	669
Other assets	13,110	15,873	9,745	13,912
Core deposit intangible	9,887	10,400	10,924	3,903
Goodwill	148,433	147,815	145,064	67,102
Total assets	$5,202,200	$5,196,340	$5,167,052	$4,047,493
Liabilities and Stockholders’ Equity
Deposits	$4,176,909	$4,198,663	$4,187,750	$3,206,262
Securities sold under agreements to repurchase with retail customers	75,050	77,207	69,935	67,673
Federal Home Loan Bank advances	277,541	250,021	250,498	312,603
Other borrowings	56,623	56,591	56,559	22,500
Advances by borrowers for taxes and insurance	15,036	14,876	14,030	9,828
Other liabilities	13,738	16,302	16,242	19,369
Total liabilities	4,614,897	4,613,660	4,595,014	3,638,235
Stockholders’ equity:
Preferred stock, $.01 par value, $1,000 liquidation preference, 5,000,000 shares authorized, no shares issued	—	—	—	—
Common stock, $.01 par value, 55,000,000 shares authorized, 33,566,772 shares issued and 32,528,658, 32,465,413, 32,136,892, and 25,748,898 shares outstanding at June 30, 2017, March 31, 2017, December 31, 2016, and June 30, 2016, respectively	336	336	336	336
Additional paid-in capital	353,296	352,316	364,433	308,460
Retained earnings	258,470	256,045	238,192	230,895
Accumulated other comprehensive loss	(5,198)	(5,382)	(5,614)	(5,798)
Less: Unallocated common stock held by Employee Stock Ownership Plan	(2,620)	(2,690)	(2,761)	(2,903)
Treasury stock, 1,038,114, 1,101,359, 1,429,880, and 7,817,874 shares at June 30, 2017, March 31, 2017, December 31, 2016, and June 30, 2016, respectively	(16,981)	(17,945)	(22,548)	(121,732)
Common stock acquired by Deferred Compensation Plan	(176)	(316)	(313)	(308)
Deferred Compensation Plan Liability	176	316	313	308
Total stockholders’ equity	587,303	582,680	572,038	409,258
Total liabilities and stockholders’ equity	$5,202,200	$5,196,340	$5,167,052	$4,047,493

OceanFirst Financial Corp.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	For the Three Months Ended,			For the Six Months Ended
	June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016
	|--------------------- (unaudited) ---------------------|			|------------- (unaudited) -------------|
Interest income:
Loans	$42,608	$41,742	$30,521	$84,350	$51,556
Mortgage-backed securities	2,791	2,660	1,708	5,451	3,123
Investment securities and other	1,480	1,612	912	3,092	1,535
Total interest income	46,879	46,014	33,141	92,893	56,214
Interest expense:
Deposits	2,914	2,781	1,771	5,695	3,042
Borrowed funds	1,791	1,750	1,356	3,541	2,599
Total interest expense	4,705	4,531	3,127	9,236	5,641
Net interest income	42,174	41,483	30,014	83,657	50,573
Provision for loan losses	1,165	700	662	1,865	1,225
Net interest income after provision for loan losses	41,009	40,783	29,352	81,792	49,348
Other income:
Bankcard services revenue	1,837	1,579	1,211	3,416	2,062
Wealth management revenue	565	516	621	1,081	1,171
Fees and service charges	3,658	3,807	2,597	7,465	4,470
Net loss on sale of investment securities available-for-sale	—	—	(12)	—	(12)
Net gain on sales of loans available-for-sale	15	42	170	57	349
Net gain (loss) from other real estate operations	105	(733)	(313)	(628)	(719)
Income from Bank Owned Life Insurance	783	772	542	1,555	861
Other	10	12	67	23	77
Total other income	6,973	5,995	4,883	12,969	8,259
Operating expenses:
Compensation and employee benefits	15,328	16,138	11,432	31,466	19,898
Occupancy	2,641	2,767	2,011	5,409	3,637
Equipment	1,703	1,698	1,184	3,400	2,153
Marketing	730	740	543	1,470	794
Federal deposit insurance	705	661	723	1,366	1,252
Data processing	2,046	2,396	1,881	4,442	3,146
Check card processing	815	953	505	1,768	925
Professional fees	1,095	960	700	2,055	1,198
Other operating expense	2,951	2,644	2,217	5,595	3,493
Federal Home Loan Bank prepayment fee	—	—	136	—	136
Amortization of core deposit intangible	513	524	125	1,037	138
Branch consolidation expenses	5,451	33	—	5,484	—
Merger related expenses	3,155	1,447	7,189	4,602	8,591
Total operating expenses	37,133	30,961	28,646	68,094	45,361
Income before provision for income taxes	10,849	15,817	5,589	26,667	12,246
Provision for income taxes	3,170	3,799	1,928	6,969	4,380
Net income	$7,679	$12,018	$3,661	$19,698	$7,866
Basic earnings per share	$0.24	$0.38	$0.16	$0.62	$0.40
Diluted earnings per share	$0.23	$0.36	$0.16	$0.59	$0.39
Average basic shares outstanding	32,122	31,901	22,478	32,014	19,694
Average diluted shares outstanding	33,138	33,090	22,880	33,111	19,996

OceanFirst Financial Corp.
SELECTED LOAN AND DEPOSIT DATA
(dollars in thousands)

LOANS RECEIVABLE		At
		June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
Commercial:
Commercial and industrial		$193,759	$205,720	$152,810	$185,633	$222,355
Commercial real estate - owner- occupied		557,734	533,052	534,365	493,157	523,662
Commercial real estate - investor		1,122,186	1,113,964	1,134,507	1,014,699	1,011,354
Total commercial		1,873,679	1,852,736	1,821,682	1,693,489	1,757,371
Consumer:
Residential mortgage		1,667,831	1,639,611	1,651,695	1,061,752	1,090,781
Residential construction		78,339	76,985	65,408	46,813	48,266
Home equity loans and lines		282,402	285,149	289,110	251,421	258,398
Other consumer		1,335	1,560	1,566	1,273	1,586
Total consumer		2,029,907	2,003,305	2,007,779	1,361,259	1,399,031
Total loans		3,903,586	3,856,041	3,829,461	3,054,748	3,156,402
Loans in process		(22,589)	(17,976)	(14,249)	(13,842)	(13,119)
Deferred origination costs, net		4,365	3,686	3,414	3,407	3,441
Allowance for loan losses		(16,557)	(16,151)	(15,183)	(15,617)	(16,678)
Loans receivable, net		$3,868,805	$3,825,600	$3,803,443	$3,028,696	$3,130,046
Mortgage loans serviced for others		$131,284	$132,973	$137,881	$143,657	$145,903
	At June 30, 2017 Average Yield
Loan pipeline (1):
Commercial	4.20%	$61,287	$73,793	$99,060	$64,976	$48,897
Residential mortgage and construction	3.74	64,510	57,600	38,486	39,252	30,520
Home equity loans and lines	4.40	11,194	7,879	6,522	5,099	5,594
Total	4.00	$136,991	$139,272	$144,068	$109,327	$85,011

	For the three months ended
	June 30,			March 31,	December 31,		September 30,		June 30,
	2017			2017	2016		2016		2016
	Average Yield
Loan originations:
Commercial	4.52%	$115,048	(2)	$106,896	$105,062		$63,310		$59,543
Residential mortgage and construction	3.97	79,610		64,452	62,087		41,170		40,295
Home equity loans and lines	4.38	20,539		12,500	11,790		11,007		10,067
Total	4.30	$215,197		$183,848	$178,939		$115,487		$109,905
Loans sold		$865	(3)	$1,907	$12,098	(4)	$17,787	(5)	$10,303

(1)	Loan pipeline includes pending loan applications and loans approved but not funded

(2)	Includes purchased loans totaling $16.6 million

(3)	Excludes the sale of under-performing residential loans of $4.3 million

(4)	Excludes the sale of under-performing loans of $21.0 million

(5)	Excludes the sale of under-performing loans of $12.8 million

DEPOSITS	At
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
Type of Account
Non-interest-bearing	$770,057	$806,728	$782,504	$512,957	$554,709
Interest-bearing checking	1,727,828	1,629,589	1,626,713	1,451,083	1,310,290
Money market deposit	378,538	448,093	458,911	400,054	366,942
Savings	677,939	681,853	672,519	489,173	489,132
Time deposits	622,547	632,400	647,103	471,414	485,189
	$4,176,909	$4,198,663	$4,187,750	$3,324,681	$3,206,262

OceanFirst Financial Corp.
ASSET QUALITY
(dollars in thousands)

	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
ASSET QUALITY
Non-performing loans:
Commercial and industrial	$68	$231	$441	$1,152	$964
Commercial real estate - owner-occupied	943	2,383	2,414	5,213	4,363
Commercial real estate - investor	5,608	5,118	521	1,675	1,675
Residential mortgage	7,936	11,993	8,126	7,017	7,102
Home equity loans and lines	1,706	1,954	2,064	1,450	1,226
Total non-performing loans	16,261	21,679	13,566	16,507	15,330
Other real estate owned	8,898	8,774	9,803	9,107	9,791
Total non-performing assets	$25,159	$30,453	$23,369	$25,614	$25,121
Purchased credit-impaired ("PCI") loans	$4,969	$7,118	$7,575	$5,836	$9,673
Delinquent loans 30 to 89 days	$25,224	$18,516	$22,598	$8,553	$15,643
Troubled debt restructurings:
Non-performing (included in total non-performing loans above)	$1,251	$3,547	$3,471	$3,520	$2,990
Performing	34,130	26,974	27,042	26,396	28,173
Total troubled debt restructurings	$35,381	$30,521	$30,513	$29,916	$31,163
Allowance for loan losses	$16,557	$16,151	$15,183	$15,617	$16,678
Allowance for loan losses as a percent of total loans receivable (1)	0.42%	0.42%	0.40%	0.51%	0.53%
Allowance for loan losses as a percent of total non-performing loans	101.82	74.50	111.92	94.61	108.79
Non-performing loans as a percent of total loans receivable	0.42	0.56	0.35	0.54	0.48
Non-performing assets as a percent of total assets	0.48	0.59	0.45	0.62	0.62

(1)
The loans acquired from Ocean Shore, Cape, and Colonial American were recorded at fair value. The net credit mark on these loans, not reflected in the allowance for loan losses, was $21,794, $24,002, $25,973, $17,051, and $27,281, at June 30,
2017, March 31, 2017, December 31, 2016, September 30, 2016, and June 30, 2016, respectively.

NET CHARGE-OFFS

	For the three months ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2017	2017	2016	2016	2016
Net Charge-offs:
Loan charge-offs	$(1,299)	$(205)	$(979)	$(2,116)	$(223)
Recoveries on loans	540	473	35	167	25
Net loan (charge-offs) recoveries	$(759)	$268	$(944)	$(1,949)	$(198)
Net loan charge-offs to average total loans (annualized)	0.08%	NM*	0.11%	0.25%	0.03%
Net charge-off detail - (loss) recovery:
Commercial	$(81)	$311	$(510)	$(1,707)	$(84)
Residential mortgage and construction	(716)	(49)	(233)	(161)	(69)
Home equity loans and lines	39	24	(194)	(83)	(45)
Other consumer	(1)	(18)	(7)	2	—
Net loan (charge-offs) recoveries	$(759)	$268	$(944)	$(1,949)	$(198)
Note: Included in net loan charge-offs for the three months ended June 30, 2017, December 31, 2016 and September 30, 2016 are $925, $535 and $1,627, respectively, relating to under-performing loans sold or held-for-sale.
* Not meaningful

OceanFirst Financial Corp.
ANALYSIS OF NET INTEREST INCOME

	For the Three Months Ended
	June 30, 2017			March 31, 2017			June 30, 2016
(dollars in thousands)	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
Assets:
Interest-earning assets:
Interest-earning deposits and short- term investments	$114,019	$211	0.74%	$214,165	$409	0.77%	$40,567	$41	0.41%
Securities (1) and FHLB stock	786,964	4,060	2.07	703,712	3,863	2.23	571,463	2,579	1.82
Loans receivable, net (2)
Commercial	1,850,737	22,057	4.78	1,830,641	21,140	4.68	1,471,159	17,783	4.86
Residential	1,718,413	17,304	4.04	1,704,035	17,339	4.13	1,076,557	10,225	3.82
Home Equity	283,124	3,225	4.57	287,335	3,245	4.58	236,937	2,498	4.24
Other	1,161	22	7.60	1,248	18	5.85	1,011	15	5.97
Allowance for loan loss net of deferred loan fees	(12,518)	—	—	(12,123)	—	—	(13,146)	—	—
Loans Receivable, net	3,840,917	42,608	4.45	3,811,136	41,742	4.44	2,772,518	30,521	4.43
Total interest-earning assets	4,741,900	46,879	3.97	4,729,013	46,014	3.95	3,384,548	33,141	3.94
Non-interest-earning assets	473,736			482,058			262,554
Total assets	$5,215,636			$5,211,071			$3,647,102
Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Interest-bearing checking	$1,716,930	1,038	0.24%	$1,668,545	876	0.21%	$1,166,298	503	0.17%
Money market	422,439	281	0.27	445,186	311	0.28	298,530	180	0.24
Savings	679,806	97	0.06	674,721	130	0.08	434,438	41	0.04
Time deposits	624,020	1,498	0.96	640,269	1,464	0.93	417,301	1,047	1.01
Total	3,443,195	2,914	0.34	3,428,721	2,781	0.33	2,316,567	1,771	0.31
Securities sold under agreements to repurchase	73,574	25	0.14	76,351	27	0.14	76,907	26	0.14
FHLB Advances	259,291	1,118	1.73	250,339	1,070	1.73	287,171	1,201	1.68
Other borrowings	56,456	648	4.60	56,392	653	4.70	22,500	129	2.31
Total interest-bearing liabilities	3,832,516	4,705	0.49	3,811,803	4,531	0.48	2,703,145	3,127	0.47
Non-interest-bearing deposits	772,739			791,036			529,230
Non-interest-bearing liabilities	23,260			29,399			26,033
Total liabilities	4,628,515			4,632,238			3,258,408
Stockholders’ equity	587,121			578,833			388,694
Total liabilities and equity	$5,215,636			$5,211,071			$3,647,102
Net interest income		$42,174			$41,483			$30,014
Net interest rate spread (3)			3.48%			3.47%			3.47%
Net interest margin (4)			3.57%			3.56%			3.57%
Total cost of deposits (including non- interest-bearing deposits)			0.28%			0.27%			0.25%

(1)	Amounts are recorded at average amortized cost.

(2)	Amount is net of deferred loan fees, undisbursed loan funds, discounts and premiums and estimated loss allowances and includes loans held for sale and non-performing loans.
(3)    Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(4)    Net interest margin represents net interest income divided by average interest-earning assets.

(continued)

	For the Six Months Ended,
	June 30, 2017			June 30, 2016
(dollars in thousands)	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
Assets:
Interest-earning assets:
Interest-earning deposits and short-term investments	$163,815	$620	0.76%	$44,533	$70	0.32%
Securities (1) and FHLB stock	745,568	7,923	2.14	508,590	4,588	1.81
Loans receivable, net (2)
Commercial	1,840,745	43,197	4.73	1,221,604	28,780	4.74
Residential	1,711,263	34,643	4.08	954,059	18,265	3.85
Home Equity	285,208	6,470	4.57	214,146	4,488	4.21
Other	1,215	40	6.64	756	23	6.12
Allowance for loan loss net of deferred loan fees	(12,322)	—	—	(13,396)	—	—
Loans Receivable, net	3,826,109	84,350	4.45	2,377,169	51,556	4.36
Total interest-earning assets	4,735,492	92,893	3.96	2,930,292	56,214	3.86
Non-interest-earning assets	477,874			195,768
Total assets	$5,213,366			$3,126,060
Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Interest-bearing checking	$1,692,820	1,913	0.23%	$1,033,091	808	0.16%
Money market	433,750	591	0.27	227,428	250	0.22
Savings	677,278	227	0.07	375,293	67	0.04
Time deposits	632,099	2,964	0.95	340,511	1,917	1.13
Total	3,435,947	5,695	0.33	1,976,323	3,042	0.31
Securities sold under agreements to repurchase	74,955	52	0.14	80,207	54	0.14
FHLB Advances	254,840	2,186	1.73	276,547	2,284	1.66
Other borrowings	56,424	1,303	4.66	22,500	261	2.33
Total interest-bearing liabilities	3,822,166	9,236	0.49	2,355,577	5,641	0.48
Non-interest-bearing deposits	781,888			436,300
Non-interest-bearing liabilities	26,312			19,836
Total liabilities	4,630,366			2,811,713
Stockholders’ equity	583,000			314,347
Total liabilities and equity	$5,213,366			$3,126,060
Net interest income		$83,657			$50,573
Net interest rate spread (3)			3.47%			3.38%
Net interest margin (4)			3.56%			3.47%
Total cost of deposits (including non-interest-bearing deposits)			0.27%			0.25%

(1)	Amounts are recorded at average amortized cost.

(2)	Amount is net of deferred loan fees, undisbursed loan funds, discounts and premiums and estimated loss allowances and includes loans held for sale and non-performing loans.
(3)    Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(4)    Net interest margin represents net interest income divided by average interest-earning assets.

OceanFirst Financial Corp.
SELECTED QUARTERLY FINANCIAL DATA
(in thousands, except per share amounts)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2017	2017	2016	2016	2016

Selected Financial Condition Data:
Total assets	$5,202,200	$5,196,340	$5,167,052	$4,151,017	$4,047,493
Securities available-for-sale, at estimated fair value	62,154	47,104	12,224	2,497	12,509
Securities held-to-maturity, net	720,511	695,918	598,691	470,642	513,721
Federal Home Loan Bank of New York stock	20,358	19,253	19,313	18,289	21,128
Loans receivable, net	3,868,805	3,825,600	3,803,443	3,028,696	3,130,046
Deposits	4,176,909	4,198,663	4,187,750	3,324,681	3,206,262
Federal Home Loan Bank advances	277,541	250,021	250,498	251,146	312,603
Securities sold under agreements to repurchase and other borrowings	131,673	133,798	126,494	125,477	90,173
Stockholders' equity	587,303	582,680	572,038	417,244	409,258

	For the Three Months Ended,
	June 30,	March 31,	December 31,	September 30,	June 30,
	2017	2017	2016	2016	2016
Selected Operating Data:
Interest income	$46,879	$46,014	$39,904	$37,307	$33,141
Interest expense	4,705	4,531	4,150	3,372	3,127
Net interest income	42,174	41,483	35,754	33,935	30,014
Provision for loan losses	1,165	700	510	888	662
Net interest income after provision for loan losses	41,009	40,783	35,244	33,047	29,352
Other income	6,973	5,995	6,257	5,896	4,883
Operating expenses	28,527	29,481	25,833	23,715	21,457
Branch consolidation expenses	5,451	33	—	—	—
Merger related expenses	3,155	1,447	6,632	1,311	7,189
Income before provision for income taxes	10,849	15,817	9,036	13,917	5,589
Provision for income taxes	3,170	3,799	2,984	4,789	1,928
Net income	$7,679	$12,018	$6,052	$9,128	$3,661
Diluted earnings per share	$0.23	$0.36	$0.22	$0.35	$0.16
Net accretion/amortization of purchase accounting adjustments included in net interest income	$1,899	$2,175	$1,385	$1,637	$1,267

(continued)

	At or For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2017	2017	2016	2016	2016
Selected Financial Ratios and Other Data(1):

Performance Ratios (Annualized):
Return on average assets (2)	0.59%	0.94%	0.53%	0.88%	0.40%
Return on average stockholders' equity (2)	5.25	8.42	5.10	8.77	3.79
Return on average tangible stockholders' equity (2) (3)	7.19	11.50	6.48	10.58	4.32
Stockholders' equity to total assets	11.29	11.21	11.07	10.05	10.11
Tangible stockholders' equity to tangible assets (3)	8.51	8.43	8.30	8.50	8.51
Net interest rate spread	3.48	3.47	3.31	3.49	3.47
Net interest margin	3.57	3.56	3.40	3.56	3.57
Operating expenses to average assets (2)	2.86	2.41	2.83	2.43	3.16
Efficiency ratio (2) (4)	75.55	65.21	77.28	62.83	82.09
Loans to deposits	92.62	91.11	90.82	91.10	97.62

	For the Six Months Ended June 30,
	2017	2016
Performance Ratios (Annualized):
Return on average assets (2)	0.76%	0.51%
Return on average stockholders' equity (2)	6.81	5.03
Return on average tangible stockholders' equity (2) (3)	9.32	5.47
Net interest rate spread	3.47	3.38
Net interest margin	3.56	3.47
Operating expenses to average assets (2)	2.63	2.92
Efficiency ratio (2) (4)	70.47	77.10

(continued)

	At or For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2017	2017	2016	2016	2016
Wealth Management:
Assets under administration	$214,479	$215,593	$218,336	$221,612	$221,277
Per Share Data:
Cash dividends per common share	$0.15	$0.15	$0.15	$0.13	$0.13
Stockholders' equity per common share at end of period	18.05	17.95	17.80	16.14	15.89
Tangible stockholders' equity per common share at end of period (3)	13.19	13.07	12.95	13.42	13.14
Number of full-service customer facilities:	51	61	61	50	50
Quarterly Average Balances
Total securities	$786,964	$703,712	$545,302	$533,809	$571,463
Loans, receivable, net	3,840,917	3,811,136	3,282,703	3,085,691	2,772,518
Total interest-earning assets	4,741,900	4,729,013	4,187,809	3,787,545	3,384,548
Total assets	5,215,636	5,211,071	4,556,774	4,103,835	3,647,102
Interest-bearing transaction deposits	2,819,175	2,788,452	2,512,351	2,300,589	1,899,266
Time deposits	624,020	640,269	527,817	477,496	417,301
Total borrowed funds	389,321	383,082	379,289	358,960	386,578
Total interest-bearing liabilities	3,832,516	3,811,803	3,419,457	3,137,045	2,703,145
Non-interest bearing deposits	772,739	791,036	622,882	521,088	529,230
Stockholder’s equity	587,121	578,833	471,662	414,166	388,694
Total deposits	4,215,934	4,219,757	3,663,050	3,299,173	2,845,797
Quarterly Yields
Total securities	2.07%	2.23%	1.91%	1.91%	1.82%
Loans, receivable, net	4.45	4.44	4.46	4.46	4.43
Total interest-earning assets	3.97	3.95	3.79	3.92	3.94
Interest-bearing transaction deposits	0.20	0.18	0.18	0.16	0.15
Time deposits	0.96	0.93	0.97	0.96	1.01
Total borrowed funds	1.85	1.85	1.84	1.43	1.41
Total interest-bearing liabilities	0.49	0.48	0.48	0.43	0.47
Net interest spread	3.48	3.47	3.31	3.49	3.47
Net interest margin	3.57	3.56	3.40	3.56	3.57
Total deposits	0.28	0.27	0.26	0.25	0.25

(1)	With the exception of end of quarter ratios, all ratios are based on average daily balances.

(2)
Performance ratios for each period include merger related and branch consolidation expenses. Refer to Other Items - Non-GAAP Reconciliation for impact of merger related and branch consolidation expenses.

(3)    Tangible stockholders' equity and tangible assets exclude intangible assets relating to goodwill and core deposit intangible.
(4)    Efficiency ratio represents the ratio of operating expenses to the aggregate of other income and net interest income.

OceanFirst Financial Corp.
OTHER ITEMS
(dollars in thousands, except per share amounts)

NON-GAAP RECONCILIATION

	For the three months ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2017	2017	2016	2016	2016
Core earnings:
Net income	$7,679	$12,018	$6,052	$9,128	$3,661
Add: Merger related expenses	3,155	1,447	6,632	1,311	7,189
Branch consolidation expense	5,451	33	—	—	—
Accelerated stock award expense	—	242	—	—	—
Loss on sale of investment securities available for sale	—	—	—	—	12
Federal Home Loan Bank prepayment fee	—	—	—	—	136
Less: Income tax benefit on items	(3,012)	(587)	(2,108)	(172)	(2,311)
Core earnings	$13,273	$13,153	$10,576	$10,267	$8,687
Core diluted earnings per share	$0.40	$0.40	$0.38	$0.40	$0.38

Core ratios (Annualized):
Return on average assets	1.02%	1.02%	0.92%	1.00%	0.96%
Return on average tangible stockholder's equity	12.42	12.56	11.33	11.90	10.26
Efficiency ratio	58.04	61.58	61.49	59.54	61.06

COMPUTATION OF TOTAL TANGIBLE EQUITY TO TOTAL TANGIBLE ASSETS

	June 30,	March 31,	December 31,	September 30,	June 30,
	2017	2017	2016	2016	2016
Total stockholders' equity	$587,303	$582,680	$572,038	$417,244	$409,258
Less:
Goodwill	148,433	147,815	145,064	66,537	67,102
Core deposit intangible	9,887	10,400	10,924	3,722	3,903
Tangible stockholders’ equity	$428,983	$424,465	$416,050	$346,985	$338,253

Total assets	$5,202,200	$5,196,340	$5,167,052	$4,151,017	$4,047,493
Less:
Goodwill	148,433	147,815	145,064	66,537	67,102
Core deposit intangible	9,887	10,400	10,924	3,722	3,903
Tangible assets	$5,043,880	$5,038,125	$5,011,064	$4,080,758	$3,976,488
Tangible stockholders' equity to tangible assets	8.51%	8.43%	8.30%	8.50%	8.51%